UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Ponce Financial Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Ponce Financial Group

P.O. BOX 8016, CARY, NC 27512-9903

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Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held On June 13, 2024 For Stockholders of record as of April 15, 2024

To order paper or e-mail copies of the meeting materials, use one of the following methods.

Internet:
www.investorelections.com/PDLB

Call:
1-866-648-8133

Email:
paper@investorelections.com

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Ponce Financial Group, Inc.

Annual Meeting of Stockholders

Thursday, June 13, 2024 10:00 AM, Eastern Time

Annual Meeting to be held via the Internet - please visit www.proxydocs.com/PDLB for more information.

You must register to attend the meeting online and/or participate at www.proxydocs.com/PDLB

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/PDLB

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This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before June 3, 2024.

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Ponce Financial Group, Inc. Annual Meeting of StockholdersTHE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3PROPOSAL1. Election of Directors for term ending in 2027.1.01 James C. Demetriou 1.02 Nick R. Lugo 2. The ratification of the appointment of Mazars USA LLP as independent registered public accounting firm for the year ending December 31, 2024. 3. Approval, on an advsory and non-binding basis, of the compensation of the named executive officers.